CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-1A of Saratoga Advantage Trust regarding the Prospectus and Statement of Additional Information of James Alpha Structured Credit Value Portfolio, a series of the Saratoga Advantage Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 13, 2018